UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2013

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Five Star Quality Care, Inc.

Item 8.01.  Other Events.

In connection with the restatement of certain of our financial statements, as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2013, the lenders under each of our $35.0 million secured revolving credit facility and our $150.0 million secured revolving credit facility have waived, until January 31, 2014, any default resulting from our not timely delivering our financial statements for the quarter ended September 30, 2013.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS REPORT STATES THAT OUR LENDERS HAVE WAIVED UNTIL JANUARY 31, 2014, ANY DEFAULT UNDER OUR CREDIT FACILITIES RESULTING FROM OUR NOT TIMELY DELIVERING OUR FINANCIAL STATEMENTS FOR THE QUARTER ENDED SEPTEMBER 30, 2013.  THIS MAY IMPLY THAT WE WILL BE ABLE TO DELIVER THOSE FINANCIAL STATEMENTS BY THAT DATE.  HOWEVER, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO DELIVER THOSE FINANCIAL STATEMENTS BY THAT DATE OR THAT THE LENDERS WOULD GRANT US ANY FURTHER WAIVER OF ANY DEFAULT BEYOND JANUARY 31, 2014, IF WE ARE UNABLE TO DELIVER THOSE FINANCIAL STATEMENTS BY THAT DATE.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

	By:	/s/ Paul V. Hoagland
	Name:	Paul V. Hoagland
	Title:	Treasurer and Chief Financial Officer

Dated: December 19, 2013